Exhibit(h)(3)(e)

ALPS DISTRIBUTORS, INC.

AMENDMENT NO. 4 TO
SUB-PLACEMENT AGENT AGREEMENT

November 22, 2021

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Sub-Placement Agent Agreement, dated November 14, 2019, by and between UBS Securities LLC, as sub-placement agent (the “Agent”), and ALPS Distributors, Inc. (the “Distributor”), as amended by Amendment No. 1 thereto, dated August 12, 2020, Amendment No. 2 thereto, dated October 6, 2020, and Amendment No. 3 thereto, dated June 21, 2021 (collectively, the “Sub-Placement Agent Agreement”), regarding the offer and sale of up to 17,000,000 shares of beneficial interest, no par value, of Reaves Utility Income Fund, a Delaware statutory trust, from time to time, through the Sub-Placement Agent, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended.

A. Further Amendments to Sub-Placement Agent Agreement. The Sub-Placement Agent Agreement is further amended as follows, effective as of the date hereof:

1. The first paragraph of the Sub-Placement Agent Agreement is hereby deleted and replaced in its entirety with the following:

“From time to time ALPS Distributors, Inc. (the "Distributor", "we" or "us") will act as manager of registered at-the-market offerings by Reaves Utility Income Fund, a Delaware statutory trust (the "Fund"), of up to 23,000,000 shares (the "Shares") of beneficial interest, no par value, of the Fund (the "Common Shares"). In the case of such offerings, the Fund has agreed with the Distributor to issue and sell through the Distributor, as sales agent, the Shares (the "Distribution Agreement").”

2. The first sentence of Section 2(a) of the Sub-Placement Agent Agreement is hereby deleted and replaced in its entirety with the following:

“Based upon representations made by the Fund to the Distributor, an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), on Form N-2 (File No. 333-[______] and 811-21432) (the "Registration Statement") (i) has been prepared by the Fund in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act") and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "1940 Act") in all material respects; and (ii) has been filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act and the 1940 Act; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Fund; the Registration Statement, including any amendments thereto, became effective upon filing; no stop order of the Commission preventing or suspending the use of the Basic Prospectus (as defined herein), the Prospectus Supplement (as defined herein) or the Prospectus (as defined herein), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund's knowledge, have been threatened by the Commission.”

Exhibit(h)(3)(e)

B. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sub-Placement Agent Agreement shall continue in full force and effect.

C. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

D. Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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Exhibit(h)(3)(e)

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ALPS DISTRIBUTORS, INC.

By:	/s/Stephen Kyllo
Name: Stephen Kyllo Title: SVP & Director

ACCEPTED as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Saawan Pathange
Name: Saawan Pathange Title: Managing Director

By:	/s/ Henry Du Pont
Name: Henry Du Pont Title: Associate Director

[Signature Page to Amendment No. 2 to Sub-Placement Agent Agreement]